UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2021

Excellerant, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-234796	98-1497791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 Bl du Regent, Brussels, Belgium	1000
(Address of principal executive offices)	(Zip Code)

Registrant s telephone number, including area code: +3227810118

302 Yayun Ave, Panyu,

Guangzhou, Guangdong 510000,

China.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2021, Lasha Morbedadze resigned as a director and as an officer of our company. Mr. Morbedadze’s resignation was not the result of a disagreement between Mr. Morbedadze and our company on any matter relating to our company's operations, policies or practices. On March 31, 2021 Mirsad Devic was appointed as a director to replace Mr. Morbedadze and he was also appointed President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of our company.

Mr. Devic, age 44,  began working in the advertising space in 1997 at Planetactive and planned campaigns for Nike, Intel, Deutsche Telekom, AOL, Citibank and Nike. He then continued his career by moving into the biotech industry and working as CMO for Diagenics AG, a Germany-based biopharmaceutical company specializing in the development and production of diagnostic tools and biomarkers for the early detection of heart disease.

There are no family relationship between Mr. Devic and any director or executive officer of our company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excellerant, Inc.

/s/ Mirsad Devic
Mirsad Devic
President

Date: June 2, 2021

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